UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2021

CĪON Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-54755 (Commission File Number)	45-3058280 (IRS Employer Identification No.)

3 Park Avenue, 36th Floor

New York, New York 10016

(Address of Principal Executive Offices)

(212) 418-4700

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 21, 2021, CĪON Investment Corporation (“CIC”) is scheduled to make available a webinar providing an overview of CIC’s financial condition and operations as well as certain preparations for the expected listing of CIC’s common stock on the New York Stock Exchange (the “Listing”) by using a script and presentation, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively. The webinar will be available at https://www.cioninvestments.com/resources/proxy-materials/. Except as may be required by federal securities laws, CIC undertakes no duty or obligation to update or revise the information contained in the script and presentation. The Listing is subject to market conditions and final approval by CIC’s board of directors. As a result, there can be no assurance that CIC will be able to complete the Listing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Webinar Script dated June 21, 2021.
99.2	Webinar Presentation dated June 21, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date: June 21, 2021	By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

99.1	Webinar Script dated June 21, 2021.
99.2	Webinar Presentation dated June 21, 2021.